ARTHUR
                                 ANDERSEN



November 21, 1996                         ____________________
                                          Arthur Andersen
                                          ____________________
Office of the Chief Accountant            2700 Barnett Center
SECPS Letter File                         50 North Laura Street
Securities and Exchange Commission        Jacksonville, FL 32202
Mail Stop 9-5                             904 355 7521
450 Fifth Street, N.W.                    904 632 4202 Fax
Washington, D.C.  20549





Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated November 15, 1996, of Perma-Fix Environmental Services, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as of this date.




                              /s/ Arthur Andersen LLP


Jacksonville, Florida
November 21, 1996












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